AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

CRESCENT CAPITAL BDC, INC.

AND

CRESCENT CAP ADVISORS, LLC

This Amended and Restated Investment Advisory Agreement (this “Agreement”) is hereby made as of this 7th day of May, 2026 (the “Effective Date”), by and between CRESCENT CAPITAL BDC, INC., a Maryland corporation (the “Company”), and CRESCENT CAP ADVISORS, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company operates as a closed-end, non-diversified management investment company;

WHEREAS, the Company has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, on June 2, 2015, the Company and the Advisor entered into an initial Investment Advisory Agreement (the “Initial Advisory Agreement”);

WHEREAS, on January 5, 2021, the Initial Advisory Agreement was terminated and the Company and the Advisor entered into a new Investment Advisory Agreement, dated January 5, 2021, pursuant to which the Advisor agreed to furnish investment advisory services to the Company (the “Prior Agreement”); and

WHEREAS, the Company and the Advisor desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows (and that the Prior Agreement shall be of no further force and effect whatsoever after the date hereof):

1. Duties of the Advisor.

(a) The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board of Directors”), for the period and upon the terms herein set forth, in accordance with (i) the investment objective, policies and restrictions that are determined by the Board of Directors from time to time and disclosed to the Advisor, which objectives, policies and restrictions, as of the Effective Date, shall be those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as the same may be amended from time to time, (ii) the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) the Company’s articles of incorporation and bylaws, as the same may be amended from time to time. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds and the disposition of such investments. To facilitate the Advisor’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Advisor, and the Advisor hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing or to refinance existing debt financing, the Advisor shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board of Directors. If it is necessary or advisable for the Advisor to make investments on behalf of the Company, or establish financing or similar arrangements, through a subsidiary or special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments or establish such arrangements through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

(b) The Advisor hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.

(c) Subject to the requirements of the Investment Company Act, the Advisor is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Advisor and the Company. The Advisor, and not the Company, shall be responsible for any compensation payable to any Sub-Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law. Nothing in this subsection (c)will obligate the Advisor to pay any expenses that are the expenses of the Company under Section 2 hereof.

(d) For all purposes herein provided, the Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) The Advisor shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

(a) All investment professionals of the Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and not by the Company. The Company shall bear all costs and expenses of its operations and transactions, including, without limitation, those relating to: (a) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); (b) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Company’s investments and, if necessary, enforcing the Company’s rights; (c) costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes; (d) expenses related to consummated and unconsummated portfolio investments; (e) debt servicing (including interest, fees and expenses related to the Company’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof; (f) costs of effecting sales and repurchases of the Company’s common stock and other securities; (g) the Base Management Fee and any Incentive Fee (each as defined below); (h) dividends and other distributions on the Company’s common stock; (i) administration fees payable to CCAP Administration, LLC or any successor thereto (the “Administrator”) under the Administration Agreement dated as of June 2, 2015 or any successor agreement (the

“Administration Agreement”); (j) fees and expenses incurred in connection with the services of transfer agents, dividend agents, trustees, rating agencies and custodians; (k) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (l) other expenses incurred by the Advisor, the Administrator, the sub-administrator or the Company in connection with administering its business, including payments made to third-party providers of goods or services and payments to the Administrator that will be based upon the Company’s allocable portion of overhead; (m) amounts payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors); (n) fees and expenses associated with marketing efforts associated with the offer and sale of the Company’s securities (including attendance at investment conferences and similar events); (o) brokerage fees and commissions; (p) federal, state and local registration fees; (q) all costs of registration and listing the Company’s securities on any securities exchange; (r) federal, state and local taxes; (s) independent director fees and expenses; (t) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act; (u) the costs of any reports, proxy statements or other notices to the Company’s stockholders, including printing costs; (v) costs of holding Board of Directors meetings and stockholder meetings; (w) the Company’s fidelity bond; (x) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (y) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses; (z) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs; (aa) dues, fees and charges of any trade association of which the Company is a member; (bb) costs of hedging, including the use of derivatives by the Company; (cc) costs associated with investor relations efforts; and (dd) all other expenses reasonably incurred by the Company, the Administrator or the sub-administrator in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration

Agreement, including rent and the Company’s allocable portion of the costs and expenses of the Company’s chief compliance officer, chief financial officer, general counsel, secretary and their respective staffs (but not including, for the avoidance of doubt, costs and expenses attributable to the Advisor’s investment professionals acting in such capacity to provide investment advisory and management services hereunder). (b) To the extent that expenses to be borne by the Company are paid by the Advisor, the Company will reimburse the Advisor for such expenses; provided, however, that the Advisor agrees to waive its right to reimbursement to the extent that it would cause any distributions to the Company’s stockholders to constitute a return of capital.

3. Compensation of the Advisor. In addition to the costs and expenses of its operations and transactions as described in Section 2 hereof, effective as of April 1, 2026, the Company agrees to pay, and the Advisor agrees to accept, as compensation for the investment advisory and management services provided by the Advisor hereunder, a fee consisting of two components: a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. For the avoidance of doubt, the Company and the Advisor agree that Section 3 of the Prior Agreement shall have no further force and effect whatsoever after March 31, 2026, and the provisions of this Section 3 shall apply effective April 1, 2026. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time. (a) The Base Management Fee shall be calculated at an annual rate equal to 1.00% of the gross assets of the Company, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears. The Base

Management Fee shall be calculated based on the average carrying value of the gross assets of the Company at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases by the Company during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within one year of purchase of such instrument by the Company.

(b) The Incentive Fee shall consist of two parts—an incentive fee based on income and an incentive fee based on capital gains, as follows:

(i) The part of the Incentive Fee based on income (the “Income Fee”) will be calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, Pre-Incentive Fee Net Investment Income means the Company’s interest income, distribution income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the relevant calendar quarter(s), minus the Company’s operating expenses incurred during the relevant calendar quarter(s) (including the Base Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends and other distributions paid on any issued and outstanding debt or preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income will be compared to a “Hurdle Amount” equal to the product of (i) the “hurdle rate” of 1.75% per quarter (7.00% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the end of the immediately preceding calendar quarter. There is also a “catch-up” feature described in detail below.

For purposes of computing Pre-Incentive Fee Net Investment Income, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, net interest income, if any, associated with a derivative financial instrument or swap (which represents the difference between (i) the interest income and fees received in respect of the reference assets of the derivative financial instrument or swap and (ii) the interest expense or financing charges paid by the Company to the derivative or swap counterparty) will be included in the calculation of Pre-Incentive Fee Net Investment Income for purposes of the Income Fee.

The Company will pay the Income Fee in each calendar quarter as follows:

1. no Income Fee in the calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;

2. 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to 2.1212% in the calendar quarter; and

3. 15.0% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1212% in the calendar quarter.

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the current quarter.

The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of this Agreement as set forth below), and will equal 15.0% of the Company’s aggregate realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of the Company’s aggregate realized capital losses and aggregate unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

For purposes of computing the Capital Gains Fee:

1. the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the Capital Gains Fee;

2. the cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment;

3. the cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment; and

4. the aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

Notwithstanding the foregoing, if the Company is required by United States generally accepted accounting principles (“GAAP”) to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Capital Gains Fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by the Company for such investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Company allocating such purchase price to specific investments, the Company may assign a Contractual Cost Basis to a specific investment equal to such investment’s Pro Rata Share of such aggregate purchase price paid. “Pro Rata Share” means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Company’s financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Company’s financial statements at the time of acquisition according to GAAP.

In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

(c) In the event that this Agreement is terminated, to calculate the Base Management Fee and Incentive Fee through the termination date, the Company will engage at its own expense a firm acceptable to the Company and the Advisor to determine the maximum reasonable fair value as of the termination date of the Company’s consolidated assets (assuming each asset is readily marketable among institutional investors without minority discount and with an appropriate control premium for any control positions and ascribing an appropriate net present value to unamortized organizational and offering costs and going concern value).

4. Covenants of the Advisor. The Advisor hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Advisor hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Advisor determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company.

6. Proxy Voting. The Advisor shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Advisor’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Advisor’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Advisor regarding proxy voting activities undertaken on behalf of the Company.

7. Limitations on the Employment of the Advisor. The services of the Advisor to the Company are not, and shall not be, exclusive. The Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Company, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Company and the Advisor and by the Advisor’s Allocation Policy, the Advisor and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Advisor allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Advisor is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Advisor and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Advisor, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Advisor determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Advisor shall seek to execute orders for the Company and for such Managed Account(s) on a basis that the Advisor considers to be fair and equitable over time. In such situations, the Advisor may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Advisor may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Advisor may allocate the investment opportunities among participating accounts in a manner that the Advisor considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Advisor deems relevant.

8. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Advisor or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a manager, partner,

officer and/or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the

Administrator, even if paid by the Advisor or the Administrator.

9. Limitation of Liability of the Advisor; Indemnification. The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10. Effectiveness; Duration and Termination of Agreement. This Agreement shall remain in effect until March 31, 2027, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Except with the consent of the Advisor, upon termination of this Agreement, the Company shall immediately delete the term “Crescent” from its corporate name and not incorporate Crescent as part of any subsequent name. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 2 and Section 3 of this Agreement through the date of termination or expiration and Section 9 shall continue in full force and effect and apply to the Advisor and its representatives as and to the extent applicable.

11. No Third-Party Beneficiaries. This Agreement is made for the benefit of and shall be enforceable by, each of the parties hereto and nothing in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person that is not a party (except as herein otherwise specifically provided) to this Agreement.

12. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

13. Amendments. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

14. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter of this Agreement (including the Prior Agreement). This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CRESCENT CAPITAL BDC, INC.

By:/s/ Jason Breaux

Name: Jason Breaux

Title: Chief Executive Officer

CRESCENT CAP ADVISORS, LLC

By:/s/ Jason Breaux

Name: Jason Breaux

Title: Chief Executive Officer

By: /s/ George P. Hawley

Name: George P. Hawley

Title: General Counsel